UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 16, 2008 (October 10, 2008)

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52807	75-2308816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 14 East Hushan Road,
Taian City, Shandong 271000
People's Republic of China
(Address of Principal Executive Offices)

(+86) 538 -620-2306
Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 28 2008, Shandong Taibang Biological Products Co. Ltd. ("Shandong Taibang"), the Chinese operating subsidiary of China Biologic Products, Inc. (the "Company") entered into a short term loan agreement (the "Loan Agreement") with the China Bank of Communications, Taian Branch (the "Bank"). Pursuant to the Loan Agreement, the Bank loaned Shandong Taibang RMB40 million (approximately $5.84 million) (the "Loan") at an interest rate of 7.02% per annum on all outstanding principal. Shandong Taibang is obligated under the Loan Agreement to repay the Loan and all accrued interest in full on or before August 3, 2010.

Under the terms of the Loan Agreement, if the Loan is not paid in full on the maturity date, the interest rate will be increased to a default rate equal to the Bank of China Basic Rate plus 50% per annum on any overdue balance. Furthermore, if the Loan is used for any other purpose than to fund short term working capital, the Bank will have the right to increase the interest rate to a penalty rate equal to the Bank of China Basic Rate plus 100% per annum on any overdue balance. The Company currently plans to use the Loan to fund short-term working capital.

The Bank has the right to either suspend the loan or to immediately demand repayment of the principal and interest due, if, among other things, Shandong Taibang breaches any of its representations and warranties or performance conditions under the Loan Agreement, or if it engages in any activity that could produce a material adverse effect on its financial position or its ability to repay its debt.

The foregoing description does not purport to be a complete statement of the parties' rights and obligations under the Loan Agreement described above or the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description of the Loan Agreement is qualified in its entirety by reference to that agreement attached hereto as Exhibit 10.1.

ITEM 2.03(A) CREATION OF A DIRECT FINANCIAL OBLIGATION

On October 28, 2008, the Company incurred a direct financial obligation of RMB40 million (approximately $5.84 million), through the entry of its subsidiary, Shandong Taibang, into a Loan Agreement with the China Bank of Communications, Taian Branch. For details regarding terms of payment and material terms of this direct financial obligation, see Item 1.01 of this Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	English Translation of the China Bank of Communications Loan Contract, dated October 28, 2008, between Shandong Taibang Biological Products Co. Ltd. and Bank of Communications, Taian Branch.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BIOLOGIC PRODUCTS, INC.

Date: November 3, 2008	/s/ Chao Ming Zhao
Chao Ming Zhao
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	English Translation of the China Bank of Communications Loan Contract, dated October 28, 2008, between Shandong Taibang Biological Products Co. Ltd. and Bank of Communications, Taian Branch.